Item 12(b).

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Institutional Mid-Cap Equity Growth Fund

In connection with the Report on Form N-CSR for the above named Issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 19, 2009	/s/ Edward C. Bernard
Edward C. Bernard
Principal Executive Officer

Date: February 19, 2009	/s/ Gregory K. Hinkle
Gregory K. Hinkle
Principal Financial Officer